                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  February 8, 1999 (December 11,
                                                --------------------------------
1998)
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                      HEALTHCARE FINANCIAL PARTNERS, INC.
                      -----------------------------------
              (Exact Name of Registrant as Specified in Charter)


            Delaware                     O-21425                58-1844418
 ------------------------------        -----------         ------------------
  (State or Other Jurisdiction         (Commission           (IRS Employer
       of Incorporation)               File Number)        Identification No.)


     2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland         20815
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     (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code  (301) 961-1640
                                                    --------------

                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.    Other Events.

    Effective December 11, 1998, HealthCare Financial Partners, Inc. (the "Company") and HealthCare Financial Partners REIT, Inc. (the "REIT") terminated the Management Agreement dated as of May 6, 1998, pursuant to which the Company provided certain management and origination services to the REIT, and entered into an Origination Agreement dated as of December 11, 1998 (the "Origination Agreement"), pursuant to which the Company has undertaken to originate healthcare real estate related investments on behalf of the REIT for an origination fee of 2.5% for investments which are funded by the REIT.

    A copy of the Origination Agreement is attached hereto as Exhibit 99.1, is incorporated by reference herein, and the foregoing description is qualified in its entirety by reference to such exhibit.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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  (c)  Exhibits
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         99.1      Origination Agreement dated as of December 11, 1998, between
                   HealthCare Financial Partners, Inc. and HealthCare Financial Partners REIT, Inc., without Exhibit A thereto. The Registrant agrees to furnish supplementally a copy of Exhibit A to the Commission upon request.

                                      -2-
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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HEALTHCARE FINANCIAL PARTNERS, INC.


Date:  February 8, 1999                By: /s/ Edward P. Nordberg, Jr.
                                           ---------------------------
                                           Edward P. Nordberg, Jr.
                                           Chief Financial Officer

                                      -3-
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                                 EXHIBIT INDEX


Exhibit
Number     Description
-------    -----------

 99.1 Origination Agreement dated as of December 11, 1998, between HealthCare Financial Partners, Inc. and HealthCare Financial Partners REIT, Inc., without Exhibit A thereto. The Registrant agrees to furnish supplementally a copy of Exhibit A to the Commission upon request.

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